Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information of SoundHound AI, Inc. (“SoundHound” or the “Company”) has been prepared in accordance with Article 11 of Regulation S-X, as amended, and presents the combination of the historical financial information of SoundHound and Amelia Holdings, Inc. (“Amelia” or the “Target”), adjusted to give effect to the Acquisition. The unaudited pro forma condensed combined financial information of SoundHound also gives effect to another financing event completed by SoundHound that has occurred but is not yet reflected in the historical financial information of SoundHound and is considered a material transaction separate from the Acquisition.

Description of the Acquisition

On August 6, 2024 (the “Acquisition Date”), SoundHound completed its acquisition (the “Acquisition”) of Amelia, pursuant to the terms of the Stock Purchase Agreement (the “Purchase Agreement”) entered into by and among SoundHound, Firehorse Merger Sub, LLC (“Purchaser Sub”), IPSoft Global Holdings, Inc., and BuildGroup, LLC (each of IPSoft Global Holdings, Inc. and BuildGroup LLC, a “Seller” and collectively, the “Sellers”). The Company issued a total of 5,959,050 shares of the SoundHound Class A common stock to the Sellers (the “Upfront Consideration”). Pursuant to the terms of the Purchase Agreement, the Company deposited 2,149,530 shares of the Upfront Consideration into an escrow account in order to partially secure the indemnification obligations of the Sellers under the Purchase Agreement (the “Escrow Consideration”). The Company also paid $8.4 million of cash for seller transaction expenses in connection with the closing of the Acquisition. At the effective time of the Acquisition, each outstanding Target stock option expired and was cancelled and extinguished without any right to receive any consideration and each outstanding Target warrant to purchase capital stock of Target expired and was cancelled and extinguished without any right to receive any consideration. In addition to the Upfront Consideration, the Company has agreed to issue up to 16,822,429 shares to the Sellers based on achievement of certain revenue targets in fiscal years 2025 and 2026.

Other Financing Event

In connection with the Acquisition, the Company assumed the amended senior secured term loan facility of the Target (“Amended Term Loan Facility”). In accordance with the amended terms, on August 7, 2024, the Company paid $70.0 million in cash and issued 2,943,917 shares to pay down a portion of the outstanding principal balance and settle certain fees associated with the Amended Term Loan Facility (the “Debt Paydown” and together with the Acquisition, the “Transactions”). The remaining outstanding balance of $39.7 million has a maturity date of June 30, 2026 (the “Maturity Date”) and provides, at the Company’s election, for payment of a portion of interest in cash or any interest in respect of the loan hereunder that is paid in kind will be capitalized and added to the outstanding principal amount during the term of the loan with principal and accrued interest due at the Maturity Date. The Amended Term Loan Facility may be prepaid at any time and must be prepaid, along with the applicable prepayment premium and exit fee, upon the occurrence of certain future events. The Amended Term Loan Facility will accrue interest at an annual rate equal to the sum of (a) Adjusted Term SOFR and (b)(i) an applicable margin of 9.0% for the portion of interest paid in cash, and (ii) an additional 1.0% for the portion of interest is paid in kind. Upon an event of default, the interest rate will automatically increase by an additional 2.0% for each year, and may result in the declaration that all outstanding principal and interest under the Amended Term Loan Facility be immediately due and payable in whole or in part.

Other Information
The unaudited pro forma condensed combined balance sheet assumes that the Transactions occurred on June 30, 2024, and combines the historical balance sheets of SoundHound and Amelia giving pro forma effect as of such date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and six months ended June 30, 2024, assumes that the Transactions occurred as of January 1, 2023, and combines the historical results of SoundHound and Amelia giving pro forma effect for the periods then ended.
The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to to provide relevant information in accordance with Generally Accepted Accounting Principles (“GAAP”) necessary for an illustrative understanding of the Transactions. The unaudited pro forma adjustments are believed by management to be necessary for a fair statement of SoundHound’s unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is derived from the historical financial statements of SoundHound and Amelia, and should be read in conjunction with the following financial statement and accompanying notes:

•the historical audited consolidated financial statements of SoundHound for the year ended December 31, 2023, included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2024, and incorporated herein by reference,
•the historical unaudited condensed consolidated financial statements of SoundHound for the six months ended June 30, 2024, included in its Quarterly Report on Form 10-Q filed with the SEC on August 9, 2024, and incorporated herein by reference,
•the historical audited consolidated financial statements of Amelia for the year ended December 31, 2023, that are included as Exhibit 99.1 in the Company’s Report on Form 8-K/A filed with the SEC on October 22, 2024 to which this unaudited pro forma condensed combined financial information is being filed as an exhibit, and
•the historical unaudited condensed consolidated financial statements of Amelia for the six months ended June 30, 2024, that are included as Exhibit 99.2 in the Company’s Report on Form 8-K/A filed with the SEC on October 22, 2024 to which this unaudited pro forma condensed combined financial information is being filed as an exhibit.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. The transaction accounting adjustments are based on available information and assumptions that the Company’s management believes are reasonable. Such adjustments are estimates and actual experience may differ from expectations.

The Acquisition is subject to closing adjustments that have not yet been finalized. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information as required by SEC rules. Differences between these preliminary estimates and the final acquisition accounting may be material.

SOUNDHOUND AI, INC.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2024
(In thousands)

			Transaction Accounting Adjustments
	SoundHound Historical	Amelia Holdings Historical – After Reclassification Adjustments (Note 2)	Amelia Acquisition	Debt Paydown	Note Reference	Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$200,156	$2,717	$(8,407)	$(70,000)	4(a), 5(a)	$124,466
Accounts receivable, net	5,059	10,520	—	—	-	15,579
Contract assets and unbilled receivable, net	14,892	3,259	—	—	-	18,151
Other current assets	3,949	6,294	(2,245)	—	4(b)	7,998
Total current assets	224,056	22,790	(10,652)	(70,000)		166,194

Restricted cash equivalents, non-current	811	—	—	—	-	811
Right-of-use assets	4,303	236	—	—	-	4,539
Property and equipment, net	1,296	370	—	—	-	1,666
Goodwill	6,039	107,307	(4,247)	—	4(c)	109,099
Intangible assets, net	13,147	47,971	126,529	—	4(d)	187,647
Deferred tax asset	10	—	—	—	-	10
Contract assets and unbilled receivable, non-current, net	15,518	—	—	—	-	15,518
Other non-current assets	1,494	4,990	(2,163)	—	4(b)	5,549
			1,228		4(e)
Total assets	$266,674	$183,664	$110,695	$(70,000)		$491,033

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,255	$12,312	$—	$—		$16,567
Accrued liabilities	13,147	11,738	1,328	—	4(f)	30,799
			4,586		4(g)
Operating lease liabilities	2,285	217	—	—	-	2,502
Finance lease liabilities	63	36	—	—	-	99
Income tax liability	1,888	5,770	200	—	4(e)	7,858
Deferred revenue	2,931	26,791	—	—	-	29,722
Current portion of long-term debt	—	96,014	(26,014)	(70,000)	4(j), 5(a)	—
Other current liabilities	968	858	—	—	-	1,826
Total current liabilities	25,537	153,736	(19,900)	(70,000)		89,373

Operating lease liabilities, net of current portion	2,175	34	—	—	-	2,209
Deferred revenue, net of current portion	3,766	5,722	—	—	-	9,488
Contingent acquisition liabilities	4,410	—	71,560	—	4(a)	75,970
Income tax liability, net of current portion	2,275	—	—	—	-	2,275
Deferred tax liability	—	12,353	(26)	—	4(h)	12,327
Long-term debt	—	—	51,511	(11,817)	4(j), 5(b)	39,694
Other non-current liabilities	4,570	5,462	(5,424)	—	4(i)	4,608
Total liabilities	42,733	177,307	97,721	(81,817)		235,944
Stockholders’ equity:
Series A Preferred Stock	—	—	—	—	-	—
Class A Common Stock	31	—	1	—	4(a), 5(b)	32
Class B Common Stock	3	—	—	—	-	3
Common Stock, Amelia	—	100	(100)	—	4(k)	—
Preferred Stock, Amelia	—	267,680	(267,680)	—	4(k)	—
Additional paid-in capital	886,412	—	23,918	11,817	4(a), 5(b)	922,147
Accumulated deficit	(662,710)	(258,813)	(4,408)	—	4(b)	(667,298)
			(4,247)		4(c)
			126,529		4(d)
			1,029		4(e)
			(1,328)		4(f)
			(4,586)		4(g)
			26		4(h)
			5,424		4(i)
			(25,497)		4(j)
			161,283		4(k)
Accumulated other comprehensive income	205	(2,610)	2,610	—	4(k)	205
Total stockholders’ equity	223,941	6,357	12,974	11,817		255,089
Total liabilities and stockholders’ equity	$266,674	$183,664	$110,695	$(70,000)		$491,033

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

SOUNDHOUND AI, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2023
(In thousands, except share and per share data)

			Transaction Accounting Adjustments
	SoundHound Historical	Amelia Holdings Historical – After Reclassification Adjustments (Note 2)	Amelia Acquisition	Debt Paydown	Note Reference	Pro Forma Combined

Revenues	$45,873	$93,274	$—	$		$139,147
Operating expenses:			—	—
Cost of revenues	11,307	65,691	10,980	—	6(a)	87,978
Sales and marketing	18,893	25,060	(388)	—	6(b)	43,565
Research and development	51,439	13,582	—	—		65,021
General and administrative	28,285	29,129	14,321	—	6(c)	71,735
Amortization of intangible assets	—	3,205	11,915	—	6(a)	15,120
Restructuring	4,557	—	—	—		4,557
Total operating expenses	114,481	136,667	36,828	—		287,976
Loss from operations	(68,608)	(43,393)	(36,828)	—		(148,829)

Other expense, net:
Interest expense	(17,570)	(16,782)	6,579	—	6(d)	(27,773)
Other income (expense), net	1,155	(5,759)	—	—		(4,604)
Total other expense, net	(16,415)	(22,541)	6,579	—		(32,377)
Loss before provision for income taxes	(85,023)	(65,934)	(30,249)	—		(181,206)
Provision for income taxes	3,914	495	—	—		4,409
Net loss	$(88,937)	$(66,429)	$(30,249)	$—		$(185,615)
Cumulative dividends attributable to Series A Preferred Stock	(2,774)	—	—	—		(2,774)
Net loss attributable to SoundHound common shareholders	$(91,711)	$(66,429)	$(30,249)	$—		$(188,389)
Weighted-average common shares outstanding (basic & diluted)	229,264,904				6(e)	236,018,341
Net Loss per share (basic & diluted)	$(0.40)					$(0.80)

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

SOUNDHOUND AI, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2024
(In thousands, except share and per share data)

			Transaction Accounting Adjustments
	SoundHound Historical	Amelia Holdings Historical – After Reclassification Adjustments (Note 2)	Amelia Acquisition	Debt Paydown	Note Reference	Pro Forma Combined

Revenues	$25,056	$45,332	$	$		$70,388
Operating expenses:
Cost of revenues	9,649	29,404	5,490	—	6(f)	44,543
Sales and marketing	11,197	11,587	(479)	—	6(g)	22,305
Research and development	30,616	5,893	—	—		36,509
General and administrative	19,802	12,414	—	—		32,216
Change in fair value of contingent acquisition liabilities	3,080	—	—	—		3,080
Amortization of intangible assets	1,226	1,601	5,959	—	6(f)	8,786
Total operating expenses	75,570	60,899	10,970	—		147,439
Loss from operations	(50,514)	(15,567)	(10,970)	—		(77,051)

Other expense, net:
Loss on early extinguishment of debt	(15,587)	—	—	—		(15,587)
Interest expense	(9,750)	(10,644)	4,740	—	6(h)	(15,654)
Other income (expense), net	6,453	6,828	—	—		13,281
Total other expense, net	(18,884)	(3,816)	4,740	—		(17,960)
Loss before provision for income taxes	(69,398)	(19,383)	(6,230)	—		(95,011)
Provision for income taxes	933	123	—	—		1,056
Net loss	$(70,331)	$(19,506)	$(6,230)	$		$(96,067)
Cumulative dividends attributable to Series A Preferred Stock	(416)	—	—	—		(416)
Net loss attributable to SoundHound common shareholders	$(70,747)	$(19,506)	$(6,230)	$		$(96,483)
Weighted-average common shares outstanding (basic & diluted)	309,213,583				6(i)	315,967,020
Net loss per share (basic & diluted)	$(0.23)					$(0.31)

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in thousands, except share and per share data)

Note 1: Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended, and the unaudited pro forma condensed combined statements of operations reflect transaction accounting adjustments. The historical financial information of SoundHound and Amelia has been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments related to the Transactions in accordance with GAAP, based on the assumptions and adjustments that are described in the accompanying notes.

The Acquisition will be accounted for as a business combination in accordance with the acquisition method of accounting under GAAP.  Under this method of accounting, SoundHound has been determined to be the accounting acquirer and Amelia to be the accounting acquiree. The acquisition method of accounting requires, among other things, that the assets acquired, and liabilities assumed in a business combination are measured and recognized at fair value as of the Acquisition Date. The excess of the purchase consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. The final purchase price allocation could differ materially from the preliminary allocation used in the transaction accounting adjustments as the final allocation may include changes in allocations to intangible assets as well as goodwill.

The unaudited pro forma condensed combined financial information includes certain reclassifications to conform Amelia historical accounting presentation to SoundHound’s accounting presentation. The actual results of operations of the combined company will likely differ, perhaps materially, from the pro forma amounts reflected herein due to a variety of factors. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at this time, and that the pro forma transaction accounting adjustments give effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Acquisition and the related transactions. Both companies continue to experience losses and are in a historical cumulative loss position and both companies have established valuation allowances against net deferred tax assets. The income tax effects of the pro forma adjustments would be fully offset by corresponding adjustments to the valuation allowances, resulting in no net effect on the pro forma condensed combined statements of operations. The effective tax rate of the combined company could be significantly different than what is presented in these unaudited pro forma financial statements depending on post-business combination activities, including legal entity restructuring, repatriation decisions, and the geographical mix of taxable income.

Note 2: Reclassification Adjustments

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in SoundHound’s audited annual financial statements as of and for the year ended December 31, 2023. SoundHound management is currently evaluating for significant accounting policy differences between SoundHound and Amelia. SoundHound management is performing a comprehensive review of the accounting policies between the two entities and may identify differences in accounting policies between the two entities, which, when conformed, could be material.
Certain reclassifications are reflected in the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations to conform presentation between SoundHound and Amelia. These reclassifications have no effect on previously reported total assets, total liabilities and shareholders’ equity, or net income of SoundHound or Amelia. The unaudited pro forma condensed combined financial information may not reflect all reclassifications necessary to conform Amelia’s presentation to that of SoundHound due to limitations on the availability of information as of the date of this current report. Additional reclassification adjustments may be identified as more information becomes available.
Refer to the table below for a summary of identified reclassification adjustments made to present Amelia’s consolidated balance sheet as of June 30, 2024 to conform presentation to that of SoundHound (in thousands):

Amelia Consolidated Balance Sheet Line Items	SoundHound Consolidated Balance Sheet Line Items	Amelia Historical Consolidated Balance Sheet	Reclassification	Note 2	Amelia Historical After Reclassification

Cash and cash equivalents	Cash and cash equivalents	$2,717	$—		$2,717
Accounts receivable, net	Accounts receivable, net	11,087	(567)	(a)	10,520
Contract assets	Contract assets and unbilled receivable, net	2,692	567	(a)	3,259
Prepaid expenses and other current assets	Other current assets	2,249	2,941	(b)	6,294
-	-	—	1,104	(c)
Other receivables	-	2,941	(2,941)	(b)	—
Deferred sales commissions	-	1,104	(1,104)	(c)	—
-	Restricted cash equivalents, non-current	—	—		—
-	Right-of-use assets	—	236	(d)	236
-	Property and equipment, net	—	370	(d)	370
Goodwill	Goodwill	107,307	—		107,307
Intangibles, net	Intangible assets, net	47,971	—		47,971
-	Deferred tax asset	—	—		—
-	Contract assets and unbilled receivable, noncurrent, net	—	—		—
Deferred sales commissions, non-current	-	2,164	(2,164)	(e)	—
Other non-current assets	Other non-current assets	3,432	(606)	(d)	4,990
		—	2,164	(e)
Accounts payable	Accounts payable	12,312	—		12,312
Accrued expenses	Accrued liabilities	11,738	—		11,738
-	Operating lease liabilities	—	217	(f)	217
-	Finance lease liabilities	—	36	(f)	36
-	Income tax liability	—	5,770	(g)	5,770
Deferred revenues	Deferred revenue	26,791	—		26,791
Current portion of long-term debt	-	96,014	—		96,014
Due to related party	-	858	(858)	(h)	—
Other current liabilities	Other current liabilities	5,998	(253)	(f)	858
			(5,770)	(g)
			858	(h)
			25	(k)
-	Operating lease liabilities, net of current portion	—	34	(i)	34
Deferred revenue, net of current portion	Deferred revenue, net of current portion	5,722	—		5,722
Warrant liability	-	5,424	(5,424)	(j)	—
-	Contingent acquisition liabilities	—	—		—
Deferred tax liability	Deferred tax liability	12,378	(25)	(k)	12,353
-	Income tax liability, net of current portion	—	—		—
Other non-current liabilities	Other non-current liabilities	72	(34)	(i)	5,462
			5,424	(j)
Common stock	Common Stock, Amelia	100	—		100
Preferred stock	Preferred Stock, Amelia	267,680	—		267,680
-	Series A Preferred Stock	—	—		—
-	Class A Common Stock	—	—		—
-	Class B Common Stock	—	—		—
-	Additional paid-in capital	—	—		—
Accumulated deficit	Accumulated deficit	(258,813)	—		(258,813)
Accumulated other comprehensive (loss) gain	Accumulated other comprehensive income	(2,610)	—		(2,610)

(a)Reflects the reclassification of contract assets from accounts receivable, net.
(b)Reflects the reclassification of other receivables to other current assets.
(c)Reflects the reclassification of deferred sales commissions to other current assets.
(d)Reflects the reclassification of right-of-use assets and property and equipment from other non-current assets.
(e)Reflects the reclassification of deferred sales commissions, non-current to other non-current assets.
(f)Reflects the reclassification of operating lease liabilities and finance lease liabilities from other current liabilities.
(g)Reflects the reclassification of income tax liability from other current liabilities.
(h)Reflects the reclassification of due to related party to other current liabilities.
(i)Reflects the reclassification of non-current operating lease liabilities from other non-current liabilities.
(j)Reflects the reclassification of warrant liability to other non-current liabilities.
(k)Reflects the reclassification of deferred tax liability from other current liabilities.

Refer to the table below for a summary of identified reclassification adjustments made to present Amelia’s consolidated statement of operations for the year ended of December 31, 2023, to conform presentation to that of SoundHound (in thousands):

Amelia Consolidated Statement of Operations Line Items	SoundHound Consolidated Statement of Operations Line Items	Amelia Historical Consolidated Statement of Operations	Reclassification	Note 2	Amelia Historical After Reclassification

Revenue	Revenues	$93,274	$—		$93,274
Cost of revenues (exclusive of depreciation and amortization)	Cost of revenues	56,891	8,800	(l)	65,691
Sales and marketing	Sales and marketing	25,060	—		25,060
Research and development	Research and development	13,582	—		13,582
General and administrative	General and administrative	29,039	90	(l)	29,129
Depreciation and amortization	-	12,095	(12,095)	(l)	—
-	Amortization of intangible assets	—	3,205	(l)	3,205
-	Restructuring	—	—		—
Interest expense, net	Interest expense	(16,782)	—		(16,782)
Other income (expense), net	Other income (expense), net	(5,759)	—		(5,759)
Income tax expense	Provision for income taxes	495	—		495
-	Cumulative dividends attributable to Series A Preferred Stock	—	—		—

(l)Reflects the reclassification of amortization of intangible assets to a separate line item, amortization of technology intangible assets to cost of revenues, and depreciation expense for property and equipment to general and administrative.

Refer to the table below for a summary of identified reclassification adjustments made to present Amelia’s consolidated statement of operations for the six months ended of June 30, 2024, to conform presentation to that of SoundHound (in thousands):

Amelia Consolidated Statement of Operations Line Items	SoundHound Consolidated Statement of Operations Line Items	Amelia Historical Consolidated Statement of Operations	Reclassification	Note 2	Amelia Historical After Reclassification

Revenue	Revenues	$45,332	$—		$45,332
Cost of revenues (exclusive of depreciation and amortization)	Cost of revenues	25,004	4,400	(m)	29,004
Sales and marketing	Sales and marketing	11,587	—		11,587
Research and development	Research and development	5,893	—		5,893
General and administrative	General and administrative	12,342	72	(m)	12,414
-	Change in fair value of contingent acquisition liabilities	—	—		—
Depreciation and amortization	-	6,073	(6,073)	(m)	—
-	Amortization of intangible assets	—	1,601	(m)	1,601
-	Loss on early extinguishment of debt	—	—		—
Interest expense	Interest expense	(10,644)	—		(10,644)
Other income (expense), net	Other income (expense), net	6,828	—		6,828
Income tax expense	Provision for income taxes	123	—		123
-	Cumulative dividends attributable to Series A Preferred Stock	—	—		—

(m)Reflects the reclassification of amortization of intangible assets to a separate line item, amortization of technology intangible assets to cost of revenues, and depreciation expense for property and equipment to general and administrative.

Note 3: Preliminary Purchase Price Allocation

The preliminary purchase consideration of $103.9 million is allocated to Amelia’s tangible and intangible assets acquired and liabilities assumed based on preliminary estimated fair values. The fair value assessments are preliminary and are based upon available information and certain assumptions, which SoundHound believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial statements.

For purposes of this unaudited pro forma condensed combined financial information, the preliminary calculation of the purchase consideration is as follows:

(in thousands)
Equity consideration	$15,291
Equity consideration in escrow	8,628
Cash consideration paid	8,407
Contingent earnout consideration	71,560
Total preliminary purchase consideration	$103,886

As outlined in the Purchase Agreement, shares of SoundHound Class A common stock were issued in a private placement in exchange for Amelia’s equity held by the former stockholders as of the Acquisition Date. The fair value of the 3,809,520 shares issued as equity consideration and the 2,149,530 shares issued and held in escrow was determined by multiplying the total 5,959,050 shares issued by the closing price of the Company’s common stock as of the Acquisition Date, subject to a discount for lack of marketability.

The preliminary purchase consideration also includes $8.4 million of seller transaction expenses paid in connection with the closing of the Acquisition. The seller transaction expenses paid by the Company included certain change in control payments, contractual settlements, and professional, consulting, and legal fees incurred by Amelia and its former shareholders.

The Company also agreed to issue up to 16,822,429 shares of Class A common stock in additional consideration to the Sellers based on achievement of certain revenue targets in fiscal years 2025 (“First Earnout Period”) and 2026 (“Second Earnout Period”). During the First Earnout Period, if the Company’s total software revenue from the sale of Amelia’s products is between $55.0 million and $80.0 million, the base earnout payment will range from 5,607,476 shares to 11,214,953 shares of additional equity consideration. If the Company’s total software revenue from the sale of Amelia’s products is between $80.0 million and $100.0 million, the excess earnout payment will range from zero to 5,607,476 shares of additional equity consideration. If the Target does not earn the entire excess earnout payment of additional equity consideration during the First Earnout Period, the portion not earned may be earned in the Second Earnout Period subject to the same revenue metrics. The Earnout is accounted for as contingent consideration and will be accounted for as a liability, initially measured at fair value of $71.6 million with changes during each reporting period recognized in earnings. The fair value of the Earnout is based on a Monte Carlo simulation model, assessed as of the Acquisition Date.

For purposes of the unaudited pro forma condensed combined financial statements, the following table sets forth a preliminary allocation of the estimated purchase consideration:

As of June 30, 2024
(in thousands)

Total preliminary purchase consideration	$103,886

Assets:
Cash and cash equivalents	2,717
Accounts receivable, net of allowances	10,520
Contract assets and unbilled receivables	3,259
Other current assets	4,050
Right-of-use assets	236
Property and equipment, net	370
Intangible assets	174,500
Other non-current assets	4,055
Total assets acquired	$199,707

Liabilities:
Accounts payable	$12,312
Accrued liabilities	13,998
Operating lease liabilities	251
Income tax liability	5,969
Deferred tax liability	12,327
Deferred revenue	32,513
Long-term debt	121,511
Total liabilities assumed	$198,881
Preliminary fair value of net assets acquired	$826
Estimated goodwill	$103,060

The preliminary estimate of fair values of assets acquired and liabilities assumed have been determined by management of SoundHound using publicly available benchmarking information and other assumptions. The purchase price allocation is preliminary and subject to change, as additional information becomes available and as additional analyses are performed. The final allocation could be materially different from the preliminary allocation used herein and may include (i) changes in fair value and allocations to intangibles assets as well as goodwill, and (ii) other changes to certain assets and liabilities.

Note 4: Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet – Amelia Acquisition

The adjustments related to the acquisition of Amelia included in the unaudited pro forma condensed combined balance sheet as of June 30, 2024 are as follows:

(a)Reflects the total preliminary purchase consideration of $103.9 million, consisting of (i) the issuance of 3,809,520 shares of SoundHound Class A common stock with a fair value of $15.3 million as equity consideration, (ii) the issuance of 2,149,530 shares of SoundHound Class A common stock with a fair value of $8.6 million in escrow as of the Acquisition Date, (iii) the recognition of contingent consideration for the Earnout, which is initially measured at a fair value of $71.6 million, and (iv) the payment of seller transaction expenses of $8.4 million.

(b)Reflects preliminary purchase accounting adjustments to eliminate $2.2 million and $2.2 million from other current assets and other non-current assets, respectively, for deferred costs that were not assets as defined by ASC 805.

(c)Reflects the elimination of Amelia's historical goodwill and the recognition of the preliminary estimate of goodwill based on the preliminary purchase price allocation. The difference between the preliminary total merger consideration and preliminary identifiable net assets acquired is recorded as estimated goodwill. Goodwill recognized in the Acquisition is not expected to be deductible for tax purposes. Refer to Note 3 for further details related to the preliminary purchase price allocation.

As of June 30, 2024
(in thousands)
Estimated goodwill	$103,060
Elimination of Amelia's historical goodwill	(107,307)
Net adjustment to goodwill	$(4,247)

(d)Reflects the elimination of Amelia's historical intangible assets and the recognition of the preliminary estimated fair value of intangible assets acquired in the Acquisition. The amortization related to these identifiable intangible assets is reflected in the unaudited pro forma condensed combined statements of operations, as further described in Notes 6(a) and 6(f).

As of June 30, 2024
(in thousands)
Fair value of intangible assets acquired	$174,500
Elimination of Amelia's historical intangible assets, net	(47,971)
Net adjustment to intangible assets, net	$126,529

SoundHound determined a preliminary fair value estimate of intangible assets resulting from the preliminary fair value allocation of the purchase price. The intangible assets include the following:

	Fair value	Estimated useful life
Intangible assets acquired	(in thousands)	(in years)
Proprietary technology	$98,900	5
Customer relationships	68,600	5
Trade names	7,000	5
Total fair value of intangible assets acquired	$174,500

(e)Reflects the recognition of a $1.2 million indemnification asset, which represents the estimated fair value of shares as of the date of the closing expected to be returned to SoundHound from escrow for indemnified tax and specified matters pursuant to the contractual limitations of the Purchase Agreement, and an accrual of $0.2 million in income tax liability for indemnified tax matters assumed.

(f)Reflects the accrual of $1.3 million in accrued liabilities for estimated transaction costs incurred by Amelia subsequent to June 30, 2024, which is net of $8.4 million of seller transaction expenses paid by the Company as of the Acquisition Date.

(g)Reflects the accrual of $4.6 million in accrued liabilities for estimated transaction costs incurred by SoundHound subsequent to June 30, 2024.

(h)Reflects income tax-related adjustments. The adjustment to deferred tax liability of $0.03 million is associated with the incremental differences in the book and tax basis created from the preliminary purchase price allocation, primarily resulting from the preliminary fair value of intangible assets. SoundHound has made no adjustments to Amelia’s historical realizability of deferred tax assets and will continue to assess the realizability of such assets recognizing that realizability could change upon consolidation. This estimate of deferred taxes was determined based on SoundHound's expected ability to use Amelia's net operating loss carryforwards and other tax attributes in future periods as well as the excess of the fair values of the acquired assets and liabilities over the tax basis of the assets and liabilities to be acquired. In addition, under Sections 382 and 383 of the IRC, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-ownership change U.S. federal net operating loss carryforwards and other pre-ownership change U.S. federal tax attributes, such as research tax credits, to offset its post-ownership change income may be limited. We may experience ownership changes in the future because of subsequent shifts in our stock ownership. As a result, if we earn net taxable income, our ability to use our pre-ownership change net operating loss carryforwards and other tax attributes to offset U.S. federal and state taxable income may be subject to limitations, which could potentially result in increased future tax liability to us.

(i)Reflects the elimination of Amelia’s historical $5.4 million warrant liability from other non-current liabilities following their extinguishment as of the Acquisition Date.

(j)Reflects adjustments of $(26.0) million and $51.1 million to current portion of long-term debt and long-term debt, respectively, to adjust Amelia's historical balance to fair value the terms of the Amended Term Loan Facility. The remaining outstanding balance on the Amended Term Loan Facility has a maturity date of June 30, 2026.

(k)Reflects the elimination of Amelia’s equity (deficit) balances, including common stock of $0.1 million, preferred stock of $267.7 million, accumulated deficit of $161.3 million, and accumulated other comprehensive income of $2.6 million.

Note 5: Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet – Debt Paydown

The adjustments related to the Debt Paydown included in the unaudited pro forma condensed combined balance sheet as of June 30, 2024 are as follows:

(a)Reflects the paydown of $70.0 million on August 7, 2024, by the Company to repay a portion of the Amended Term Loan Facility.

(b)Reflects the issuance of 2,943,917 shares of SoundHound’s Class A common stock with a fair value of $11.8 million to the debtholders of the Amended Term Loan Facility as compensation in lieu of the associated exit fee and other related liabilities.

Note 6: Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations – Amelia Acquisition

The adjustments related to the acquisition of Amelia included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 are as follows:

(a)Reflects the elimination of Amelia historical amortization expense and the recognition of new amortization expense related to the acquired identifiable intangible assets based on their estimated fair value on the Acquisition Date. Amortization expense is calculated based on the estimated fair value of each of the identifiable intangible asset and the associated estimated useful lives.

SoundHound determined a preliminary fair value estimate of intangible assets based on a valuation conducted by a third-party valuation specialist. The acquired intangible assets have been amortized using a straight-line method based on their estimated useful lives as if the Acquisition had been completed on January 1, 2023. Refer to Note 4(d) for the corresponding pro forma adjusting entries to recognize the acquired intangible assets.

	For the year ended December 31, 2023	Estimated useful life
	(in thousands)	(in years)
Proprietary technology	$19,780	5
Customer relationships	13,720	5
Trade names	1,400	5
Total amortization expense for acquired intangible assets	$34,900

For the year ended December 31, 2023
(in thousands)
Amortization expense for acquired intangible assets (proprietary technology)	$19,780
Eliminate historical Amelia intangible asset amortization expense	(8,800)
Net adjustment to cost of revenues	$10,980

For the year ended December 31, 2023
(in thousands)
Amortization expense for acquired intangible assets (customer relationships and trade names)	$15,120
Eliminate historical Amelia intangible asset amortization expense	(3,205)
Net adjustment to amortization of intangible assets	$11,915

(b)Reflects the elimination of Amelia’s deferred commission amortization expense, related to the elimination in Note 4(b) above.

(c)Reflects the estimated incremental $4.0 million and $9.7 million of transaction costs incurred by SoundHound and Amelia, respectively, which are not yet reflected in the historical financial statements.

(d)Reflects the reduction of $6.6 million in historical Amelia interest expense related to the terms of the Amended Term Loan Facility.

(e)Reflects the pro forma basic and diluted net income per share attributable to the combined entity’s common stockholders presented in conformity with the two-class method required for participating securities as a result of the pro forma adjustments. The two-class method requires income available to common stockholders for the period to be allocated between shares of common stock and participating securities based on their respective rights to receive earnings as if all earnings for the period had been distributed. The shares issued and held in escrow are participating securities that contractually entitle the holders of such shares to participate in the combined entity’s earnings but do not contractually require the holders of such shares to participate in the combined entity’s losses.

The pro forma basic net income per share attributable to the combined entity’s common stockholders is calculated using the historical basic weighted average shares of SoundHound common stock outstanding, adjusted for the additional new shares of SoundHound Class A common stock issued to consummate the Acquisition, assuming the shares were issued and outstanding as of January 1, 2023. Pro forma diluted net income per share attributable to the combined entity’s common stockholders is calculated using the historical diluted weighted average shares of SoundHound Class A common stock outstanding, adjusted for the additional new shares of SoundHound common stock issued to consummate the Acquisition.

The pro forma weighted average shares outstanding used to calculate pro forma basic and diluted net income per share attributable to common stockholders excludes the 2,149,530 shares of SoundHound Class A common stock held in escrow as they are considered contingently returnable shares until the indemnifications subject to escrow have been resolved.

For the year ended December 31, 2023
(in thousands, except share and per share data)
Pro forma net loss attributable to stockholders, December 31, 2023	$(188,389)
Weighted average shares outstanding - basic and diluted	236,018,341
Pro forma net loss per share - basic and diluted	$(0.80)

Pro forma weighted average shares outstanding – Basic and diluted
SoundHound historical, December 31, 2023	229,264,904
Amelia Acquisition share consideration transferred (1)	3,809,520
Issuance of Class A common stock for Debt Paydown	2,943,917
Pro forma weighted average shares outstanding – Basic and diluted	236,018,341

(1)Amount excludes the 2,149,530 shares of SoundHound Class A common stock held in escrow as they are considered contingently returnable shares.

The adjustments related to the acquisition of Amelia included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 are as follows:

(f)Reflects the elimination of Amelia's historical amortization expense and the recognition of new amortization expense related to the acquired identifiable intangible assets based on the estimated fair value as of the Acquisition Date. Amortization expense is calculated based on the estimated fair value of each of the identifiable intangible asset and the associated estimated useful lives.

The acquired intangible assets have been amortized using a straight-line method based on their estimated useful lives as if the Acquisition had been completed on January 1, 2024. Refer to Note 4(d) for the corresponding pro forma adjusting entries to recognize the acquired intangible assets.

	For the six months ended June 30, 2024	Estimated useful life
	(in thousands)	(in years)
Proprietary technology	$9,890	5
Customer relationships	6,860	5
Trade names	700	5
Total amortization expense for acquired intangible assets	$17,450

For the six months ended June 30, 2024
(in thousands)
Amortization expense for acquired intangible assets (proprietary technology)	$9,890
Eliminate historical Amelia intangible asset amortization expense	(4,400)
Net adjustment to cost of revenues	$5,490

For the six months ended June 30, 2024
(in thousands)
Amortization expense for acquired intangible assets (customer relationships and trade names)	$7,560
Eliminate historical Amelia intangible asset amortization expense	(1,601)
Net adjustment to amortization of intangible assets	$5,959

(g)Reflects the elimination of Amelia’s deferred commission amortization expense, related to the elimination in Note 4(b) above.
(h)Reflects the reduction of $4.7 million in historical Amelia interest expense related to the terms of the Amended Term Loan Facility.
(i)Reflects the pro forma basic and diluted net income per share attributable to the combined entity’s common stockholders presented in conformity with the two-class method required for participating securities as a result of the pro forma adjustments. The two-class method requires income available to common stockholders for the period to be allocated between shares of common stock and participating securities based on their respective rights to receive earnings as if all earnings for the period had been distributed. The shares issued and held in escrow are participating securities that contractually entitle the holders of such shares to participate in the combined entity’s earnings but do not contractually require the holders of such shares to participate in the combined entity’s losses.

The pro forma basic net income per share attributable to the combined entity’s common stockholders is calculated using the historical basic weighted average shares of SoundHound common stock outstanding, adjusted for the additional new shares of SoundHound Class A common stock issued to consummate the Acquisition, assuming the shares were issued and outstanding as of January 1, 2024. Pro forma diluted net income per share attributable to the combined entity’s common stockholders is calculated using the historical diluted weighted average shares of SoundHound Class A common stock outstanding, adjusted for the additional new shares of SoundHound common stock issued to consummate the Acquisition.

The pro forma weighted average shares outstanding used to calculate pro forma basic and diluted net income per share attributable to common stockholders excludes the 2,149,530 shares of SoundHound Class A common stock held in escrow as they are considered contingently returnable shares until the indemnifications subject to escrow have been resolved.

For the six months ended June 30, 2024
(in thousands, except share and per share data)
Pro forma net loss attributable to stockholders, June 30, 2024	$(96,483)
Weighted average shares outstanding - basic and diluted	315,967,020
Pro forma net loss per share - basic and diluted	$(0.31)

Pro forma weighted average shares outstanding – Basic and diluted
SoundHound historical, June 30, 2024	309,213,583
Amelia Acquisition share consideration transferred (1)	3,809,520
Issuance of Class A common stock for Debt Paydown	2,943,917
Pro forma weighted average shares outstanding – Basic and diluted	315,967,020
(1)Amount excludes the 2,149,530 shares of SoundHound Class A common stock held in escrow as they are considered contingently returnable shares.